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Exhibit 3.12

RESTATED AND AMENDED BYLAWS

OF

ACT III CINEMAS, INC.
a Delaware corporation

ARTICLE I
OFFICES

        Section l.    Registered Office.    The registered office of this corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

        Section 2.    Principal Office.    The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

        Section 3.    Other Offices.    The corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meetings.    Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    Annual meetings of stockholders shall be held on such date and at such time set by the Board and stated in the notice of the meeting, at which the stockholders shall elect members of the Board, and transact such other business as may properly be brought before the meeting.

        Section 3.    Special Meetings.    Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 4.    Stockholder Lists.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 5.    Notice of Meetings.    Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

        Section 6.    Quorum and Adjournment.    The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

        Section 7.    Voting.    In all matters, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, of the Certificate of Incorporation, or of these Bylaws a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder. The officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        Section 8.    Proxies.    Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

        Section 9.    Inspector of Election.    The Board may appoint an Inspector or Inspectors of Election for any meeting of stockholders. Such Inspectors shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. An Inspector need not be a stockholder, and any officer of the Corporation may be an Inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest.

        Section 10.    Action Without Meeting.    Subject to Section 228 of the Delaware General Corporation Law, any action which, under any provision of the Delaware General Corporation Law may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III
DIRECTORS

        Section 1.    Powers.    The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders' meeting, including without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

        Section 2.    Number.    The Board shall consist of one or more members in such number as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of one member. Directors need not be stockholders, and each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

        Section 3.    Vacancies and Newly Created Directorships.    Any vacancy in the Board caused by death, resignation, removal or otherwise, or through an increase in the number of directors of a class, shall be filled by a majority vote of the remaining directors, or by the sole remaining director. A director so elected to fill a vacancy shall serve for the remainder of the then present term of the directorship to which he or she was elected.

        Section 4.    Initial Meeting.    The Board shall meet as soon as practicable after the initial election of directors by the incorporator, and notice of such first meeting shall not be required.

        Section 5.    Regular Meetings.    Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

        Section 6.    Special Meetings.    Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, the President, the Secretary, or any two members of the Board, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of his or her absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by personal service, or by any thereof as to different directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least four days before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least forty-eight hours before the time of the meeting; if by telephone or by personal service, at least forty-eight hours before the time of the meeting.

        Section 7.    Quorum.    At all meetings of the Board a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board. Notice of any adjourned meeting need not be given.

        Section 8.    Fees and Compensation.    Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.

        Section 9.    Meetings by Telephonic Communication.    Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if the standing resolutions fixing the time and place of a regular meeting or if the notice of the time and place of any regular or special meeting provides for such participation. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        Section 10.    Committees.    The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such a designation has been made, in the absence or disqualification of such alternate(s)), the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in a resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and, unless a resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock.

        Section 11.    Action Without Meetings.    Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without meeting if all members of the Board or of such committee consent thereto in writing as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 12.    Removal.    Unless otherwise restricted by the Certificate of incorporation or Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV
OFFICERS

        Section 1.    Officers.    The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also, at the discretion of the Board, have as officers of the Corporation one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any two or more of such offices may be held by the same person.

        Section 2.    Election.    The officers of the Corporation, except such officer as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

        Section 3.    Subordinate Officers.    The Board may elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

        Section 4.    Removal and Resignation.    Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer not chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

        Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

        Section 6.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

        Section 7.    President.    The President shall be the chief executive officer of the Corporation. Subject to the control of the Board and to the powers vested by the Board in any committee or committees appointed by the Board, the President shall have general supervision, direction and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

        Section 8.    Vice Presidents.    In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board or the Bylaws.

        Section 9.    Secretary.    The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office.

        The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

        Section 10.    Treasurer.    The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

        The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V
SEAL

        It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts, and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

ARTICLE VI
FORM OF STOCK CERTIFICATE

        Every holder of capital stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

ARTICLE VII
REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        The Chairman of the Board, the President or any other officer or officers authorized by the Board are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII
TRANSFERS OF STOCK

        Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

ARTICLE IX
LOST, STOLEN, OR DESTROYED CERTIFICATES

        The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE X
RECORD DATE

        The Board may fix in advance a date, which shall not be more than sixty days or less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XI
REGISTERED STOCKHOLDERS

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

ARTICLE XII
FISCAL YEAR

        The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII
NOTICES

        Section l.    Manner of Notice.    Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

        Section 2.    Waiver of Notice.    Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XIV
AMENDMENTS

        The Board shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend, and repeal Bylaws made by the Board; provided, however, that these Bylaws shall not be adopted, altered, amended, or repealed by the stockholders of the Corporation, except by the vote of the holders of not less than two-thirds of the outstanding shares of Common Stock.

ARTICLE XV
INDEMNIFICATION AND INSURANCE

        Section 1.    Right to Indemnification.    To the fullest extent permitted by law, each Indemnified Person (which for the purposes of this Article XV shall mean (i) any officer or director of the Corporation, (ii) any former officer or director of the Corporation, and (iii) each person who is designated as an Indemnified Person by the action of the majority of the members of the Board of Directors of the Corporation) shall be indemnified and held harmless by the Corporation from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or threatened to be involved, as a party or otherwise, by reason of (A) his or her present or former status as (x) an officer, director, employee or agent of the Corporation, or (y) a person serving at the request of the Corporation in a subsidiary or affiliated entity in a similar capacity, or (B) any action taken or omitted in any such capacity, if with respect to the matter at issue the Indemnified Person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnified Person acted in a manner contrary to that specified above. Any designation of an Indemnified Person by the Board of Directors of the Corporation pursuant to clause (iii) of the first sentence of this Section 1 may (i) be made with respect to an individual Indemnified Person or a group of Indemnified Persons, (ii) be revoked or modified by the Board of Directors in its discretion except to the extent, if any, otherwise specified in any agreement or policies effecting such designation, and (iii) be subject to such limitations and conditions as may be specified in the agreement or policies effecting such designation.

        Section 2.    Advancement of Expenses.    To the fullest extent permitted by law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding subject to this Article XV shall, from time to time, be advanced by the Corporation prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the

Corporation of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such person is not entitled to be indemnified as authorized in Section 1.

        Section 3.    Rights not Exclusive.    The advancement of expenses and indemnification provided by this Article XV shall be in addition to any other rights to which an Indemnified Person may be entitled under any agreement, pursuant to any vote of the Board of Directors or Stockholders, as a matter of law or otherwise, as to an action in the Indemnified Person's capacity as (i) an officer, director, employee, or agent of the Corporation, or (ii) a person serving at the request of the Corporation in a subsidiary or in another entity in a similar capacity, shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of such Indemnified Person.

        Section 4.    Insurance.    The Corporation may purchase and maintain insurance on behalf of the Corporation and such other Indemnified Persons as the Board of Directors of the Corporation shall determine against any liability that may be asserted against or expense that may be incurred by such Indemnified Person in connection with the Corporation's activities, regardless of whether the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XV, the Certificate of Incorporation of the Corporation and Delaware law.

        Section 5.    Service of Fiduciaries.    For purposes of this Article XV, the Corporation shall be deemed to have requested an Indemnified Person to serve as fiduciary of an employee benefit plan ("Plan") whenever the performance by such Indemnified Person of his or her duties to the Corporation also imposes duties on him or her or otherwise involves services by him or her to such Plan or participants or beneficiaries of such Plan; excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be deemed to be "fines" within the meaning of Section 1 of this Article XV; and action taken or omitted by an Indemnified Person with respect to a Plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of such Plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Corporation.

        Section 6.    No Personal Liability for Indemnification.    Any indemnification hereunder shall be satisfied solely out of any insurance obtained pursuant to Section 4 of this Article XV or the assets of the Corporation. In no event may an Indemnified Person subject the Board of Directors or the stockholders of the Corporation or any of them to personal liability by reason of indemnification hereunder.

        Section 7.    Interested Transactions.    An Indemnified Person shall not be denied indemnification in whole or in part under this Article XV because the Indemnified Person had an interest in the transaction with respect to which the indemnification applied if the transaction was otherwise permitted by and was approved in accordance with the terms of the Bylaws and the Certificate of Incorporation of this Corporation, any applicable indemnification agreement and Delaware law.

        Section 8.    Binding Effect.    The indemnification provided in this Article XV is for the benefit of the Indemnified Persons and their respective heirs, successors, assigns, executors and administrators and shall not be deemed to create any right to indemnification for the benefit of any other persons.

        Section 9.    Non-exclusive Indemnification.    The provisions of this Article XV are not intended to be exclusive and the Board of Directors may cause the Corporation to enter into an indemnification agreement with any Indemnified Person, or to adopt policies covering any group of Indemnified Persons on such terms as the Board of Directors may determine in its sole discretion.

CERTIFICATE OF SECRETARY

OF

ACT III CINEMAS, INC.

a Delaware corporation

        I hereby certify that I am the duly elected and acting secretary of said corporation and that the foregoing Restated and Amended Bylaws, comprising 14 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors and the Stockholders of said corporation on November 24, 1992.

Dated:	November 24, 1992	/s/ KATHY J. WATANABE Kathy J. Watanabe, Secretary

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  Exhibit 3.12
ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V SEAL
ARTICLE VI FORM OF STOCK CERTIFICATE
ARTICLE VII REPRESENTATION OF SHARES OF OTHER CORPORATIONS
ARTICLE VIII TRANSFERS OF STOCK
ARTICLE IX LOST, STOLEN, OR DESTROYED CERTIFICATES
ARTICLE X RECORD DATE
ARTICLE XI REGISTERED STOCKHOLDERS
ARTICLE XII FISCAL YEAR
ARTICLE XIII NOTICES
ARTICLE XIV AMENDMENTS
ARTICLE XV INDEMNIFICATION AND INSURANCE